U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006

AVANI INTERNATIONAL GROUP INC.

(Name of Small Business Issuer in its charter)

Nevada                 000-23319                      88-0367866

(State of           Commission File No.        (I.R.S. Employer

Incorporation)                                 I.D. Number)

108-2419 Bellevue Ave. West Vancouver, B.C. V7V 4T4 Canada

(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number (604)-913 2386

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 1, 2006, Avani International Group, Inc., though its wholly owned subsidiary, Avani Oxygen Water Corp., entered into an Offer To Purchase (“Offer to Purchase”) with Pointer Holdings Ltd., an independent third party. The Offer to Purchase relates to the acquisition of the Company’s real estate located in Coquitlam, British Columbia. The real estate consists of approximately 14,000 square feet and is comprised of seven separate buildings. The purchase price is $1,226,000.00 CDN ($1,078,390USD), of which $100,000 CDN ($86,300USD) has been paid as a non-refundable deposit.

On June 15, 2006, the Company completed the Offer To Purchase and sold its described real estate Pointer Holdings Ltd. It received a total of $1,162,479.36.CDN in connection with the transaction.

Item 3.02. Unregistered Sale of Securities.

On June 21, 2006,  Mr. Chin Yen, Ong, the Company’s largest shareholder, pursuant to a Warrant Agreement dated July 15, 2002, between the Company and Mr. Ong, elected to exercise his right to acquire 500,000 shares of the common stock of the Company at a price of US $0.05 per share, for aggregate consideration of $25,000.The amount was paid upon exercise.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avani International Group, Inc.

/s/ Robert Wang

June 22, 2006

Robert Wang

President

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